ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070429826-20
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/21/2007 11:45 AM
	Entity Number C9528-1991

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

GENEMAX CORP.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

1. 200,000,000 authorized shares of common stock, par value $0.001 per share; and
2. 5,000,000 authorized shares of preferred stock, par value $0.001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

1. 50,000,000 authorized shares of common stock, par value $0.001 per share; and
2. 5,000,000 authorized shares of preferred stock, par value $0.001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

23,122,682 shares of common stock shall be issued in exchange for 57,806,706 shares of common stock

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

See Attachment A to this Certificate of Change

7. Effective date of filing (optional): [illegible]

(must not be later than 90 days after the certificate is filed)

8. Officer Signature: X ______________ President & CEO

Signature Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.